Exhibit 23.2

October 5, 2004

U.S. Securities and Exchange Commission
Division of Corporation Finance
450 Fifth Street, N.W. Washington, D.C. 20549

Re: Eden Energy Corp. the “Company” – Form S-8 Registration Statement

Dear Sir/Madame:

We hereby consent to the inclusion or incorporation by reference in this Form S-8 Registration Statement dated October 5, 2004, of our report to the Stockholders dated March 11, 2004 on the consolidated financial statements of the Company as at December 31, 2003 and 2002 and for the years ending December 31, 2003 and 2002.

Yours truly

AMISANO HANSON

/s/Amisano Hanson

Chartered Accountants